CERTIFICATE OF DESIGNATIONS

                                OF

               SERIES D CONVERTIBLE PREFERRED STOCK

                                OF

                     ONSITE ENERGY CORPORATION




    Pursuant to Section 151(g) of the General Corporation Law
                     of the State of Delaware

     Onsite Energy Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, $.001 par value, designating a segment thereof as Series D Convertible Preferred Stock;

     WHEREAS, the Certificate of Incorporation of the Corporation presently authorizes the issuance of 1,000,000 shares of Preferred Stock, $.001 par value, in one or more series upon terms and conditions that are to be designated by the Board of Directors;

     WHEREAS, in order to accommodate a business purpose deemed proper by the Board of Directors, i.e., to facilitate a private placement of securities, the Board of Directors does hereby seek to provide for the designation of a segment of the Company's Preferred Stock as "Series D Convertible Preferred Stock;"

     WHEREAS, the Board of Directors desires, pursuant to the authority granted, to fix rights, preferences, privileges and restrictions relating to such series, and the number of shares constituting the designation of such series as provided in this Certificate of Designation.

     NOW THEREFORE, be it:

     RESOLVED, that a series of the class of authorized Preferred Stock, $.001 par value, of the Corporation hereinafter designated "Series D Convertible Preferred Stock," is hereby created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:


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SECTION 1. DESIGNATION AND AMOUNT.

     The shares of such series shall be designated as the "Series D Convertible Preferred Stock" (the "Series D Convertible Preferred Stock") and the number of shares initially constituting such series shall be 157,500.

SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

          The holders of shares of Series D Convertible Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designations.

SECTION 3. VOTING RIGHTS.

          Except as required by law, the holders of shares of Series D Convertible Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

SECTION  4.LIQUIDATION,  DISSOLUTION,  WINDING  UP,  MERGERS  OR   BUSINESS
          CONSOLIDATIONS.

          (a) If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Corporation shall liquidate, dissolve or wind up, or engage in a merger, plan of reorganization or consolidation, then, and in that event, the holders of Series D Convertible Preferred Stock shall be entitled to receive, subject to the prior rights of the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock with respect to any such liquidation, dissolution or winding up, but prior and in preference to any distribution of any of the assets of the Corporation to the holders of the common stock or to the holders of any other series of preferred stock by reason of their ownership thereof, an amount in cash or equivalent value in securities or other consideration equal to the "liquidation preference" herein. If the amount of such distribution is insufficient to permit full payment of the "liquidation preference" herein, then such distribution shall be distributed ratably to the holders of the Series D Convertible Preferred Stock on the basis of the number of shares of Series D Convertible Preferred Stock held. After payment in full of the "liquidation preference" owed to the holders of the Series D Convertible Preferred Stock, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Series D Convertible Preferred Stock, to share in all remaining assets of the Corporation in accordance with their respective interests.


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          For the purposes  hereof, the term "liquidation preference" shall mean, with respect to the Series D Convertible Preferred Stock, $0.01 per share.

          (b) Except as provided in subparagraph (a) above, neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a person or persons other than the holders of the Corporation's Common Stock, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this
Section 4.

SECTION 5. CONVERSION.

          (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series D Convertible Preferred Stock shall be convertible at the election of any holder thereof in the manner hereinafter set forth into fully paid and nonassessable shares of Class A Common Stock. Each share of Series D Convertible Preferred Stock may, at the option of the holder thereof, be converted into one hundred (100) shares of Class A Common Stock. Notwithstanding the foregoing, if the aggregate shares of Class A Common Stock issued to a holder upon conversion would result in a fraction of a share of Class A Common Stock, no such fraction shall be issued and the provisions of subparagraph (e) shall govern.

          (b) The number of shares of Common Stock into which each share of Series D Convertible Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

               (1) In case the Corporation shall at any time or from time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Class A Common Stock or subdivide or reclassify the outstanding shares of Class A Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then, and in each case,

                    (A) the number of shares of Class A Common Stock into which each share of Series D Convertible Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Class A Common Stock which the holder of a share of Series D Convertible Preferred Stock would have been entitled to receive after the occurrence of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

                    (B)  an  adjustment  made pursuant to this subparagraph
(b)(1) shall become effective (1) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Class A Common Stock entitled to receive such dividend or distribution, or (2) in the case of any such


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subdivision, reclassification or combination, at the  close  of business on the day upon which such corporate action becomes effective.

               (2) In case the Corporation shall be a party to a merger (in which the Corporation is the surviving corporation and in which the previously outstanding Class A Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing), a consolidation (in which the holders of Class A Common Stock will receive common stock in the consolidated company with different rights, preferences and privileges than the Class A Common Stock), a sale of all or substantially all of the Corporation's assets or a recapitalization of the Class A Common Stock, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series D Convertible Preferred Stock shall be entitled, upon consummation of such transaction, to an amount per share equal to the greater of (1) (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or which each share of Class A Common Stock is changed or exchanged in the transaction times (B) the number of shares of Class A Common Stock into which a share of Series D Convertible Preferred Stock is convertible immediately prior to the consummation of such transaction, or (ii) the "liquidation preference" defined in Section 4 hereof.

          (c) In case the Corporation shall be a party to a transaction described in subparagraph (b)(2) above resulting in the change or exchange of the Corporation's Class A Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(2) transaction until the effective date thereof, each share of Series D Convertible Preferred Stock may be converted, at the option of the holder thereof, into shares of Class A Common Stock on the terms and conditions set forth in this
Section 5, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder's shares of Class A Common Stock as if such holder had been the holder of such shares of Class A Common Stock as of the record date for such change or exchange of the Class A Common Stock.

          (d) The holder of any shares of Series D Convertible Preferred Stock may exercise his right to convert such shares into shares of Class A Common Stock by surrendering for such purpose to the Corporation, at the principal office of the Corporation, 701 Palomar Airport Road, Suite 200, Carlsbad, California 92009, or any successor location, a certificate or certificates representing the shares of Series D Convertible Preferred Stock to be converted with the form of election to convert (the "Election to Convert") on the reverse side of the stock certificate completed and executed as indicated, thereby stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section (5)(d) and specifying the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. In case the Election to Convert shall specify a name or names other than that of such holder, it shall be accompanied by payment of all transfer or other taxes payable upon the issuance of shares of Class A Common Stock in such name or names that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of Series D Convertible Preferred Stock pursuant hereto. The Corporation will have no responsibility to pay any taxes with respect to the Series D Convertible Preferred Stock. As promptly as practicable, and in any event within three (3) Business Days after the surrender of such certificate or certificates and the receipt of the Election to Convert, and, if applicable, payment of all transfer or other taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Class A Common Stock to which the holder of shares of Series D Convertible Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series D Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of the Election to Convert and of such surrender of the certificate or certificates representing the shares of Series D Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Class A Common Stock in accordance herewith, and the person entitled to receive the shares of Class A Common Stock shall be treated for all purposes as having become the record holder of such shares of Class A Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Series D Convertible Preferred Stock shall be effective for that purpose, while the transfer books of the Corporation for the Class A Common Stock are closed for any purpose (but not for any period in excess of seven (7) calendar days); but the surrender of shares of Series D Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series D Convertible Preferred Stock were surrendered.

          (e) In connection with the conversion of any shares of Series D Convertible Preferred Stock, no fractions of shares of Class A Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the fair market value of the Class A Common Stock, as determined in good faith by the Board of Directors.

          (f) The Corporation shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purposes of effecting the conversion of the shares of Series D Convertible Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Convertible Preferred Stock, the Corporation will, as promptly as is practicable, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.


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          (g)  Any notice required or permitted by  this  Section  5  to be given to a holder of Series D Convertible Preferred Stock or to the Corporation shall be in writing and be deemed given upon the earlier of (1) personal delivery to such holder, (2) actual receipt or on the third day after the same has been deposited by first class mail in the United States mail, postage prepaid, and addressed to the holder at the address appearing on the books of the Corporation, or (3) sending of facsimile to such holder at the facsimile number provided by such holder to the Secretary of the Corporation.

          (h) The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holder of Series D Convertible Preferred Stock against dilution or other impairment.

SECTION 6. REPORTS AS TO ADJUSTMENTS.

     Whenever the number of shares of Class A Common Stock into which each share of Series D Convertible Preferred Stock is convertible is adjusted as provided in Section 5(b) hereof, the Corporation shall promptly mail to the holders of record of the outstanding shares of Series D Convertible Preferred Stock at their respective addresses as the same shall appear in the Corporation's stock records, or send by facsimile at the facsimile number provided by such holders to the Secretary of the Corporation, a notice stating that the number of shares of Class A Common Stock into which the shares of Series D Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Class A Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series D Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

SECTION 7. NOTICES OF RECORD DATE.

     In the event of (1) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (2) any reclassification or recapitalization of the capital stock of the Corporation or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall send by
(1) personal delivery to such holder, (2) first class mail addressed, postage prepaid, and addressed to the holder at the address appearing on the books of the Corporation, or (3) facsimile to such holder at the facsimile number provided by such holder to the Secretary of the Corporation, at least thirty (30) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or other distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Series D Convertible Preferred


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Stock shall be  entitled  to  exchange their Series D Convertible Preferred
Stock   for   securities   or   other  property   deliverable   upon   such
reorganization, reclassification, dissolution, liquidation or winding up. For purposes of this notice provision, notice shall be deemed to have been given (1) in the case of first-class mail upon the earlier of actual receipt or on the third day after the same has been deposited in a postal depository, or (2) in the case of a facsimile, upon sending the facsimile.

SECTION 8. REACQUIRED SHARES.

     Any shares of Series D Convertible Preferred Stock converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.001 par value, of the Corporation and may be reissued as part of another series of Preferred Stock, $.001 par value, of the Corporation.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series D Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this ____ day of ___________, 1998.


                              ONSITE ENERGY CORPORATION



                              By:  ______________________________
                                   Richard T. Sperberg, President

ATTEST:



By:  _______________________________
     Audrey Nelson Stubenberg, Secretary